Calculation of Filing Fee Tables
S-3
Pluri Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Common Shares, $0.00001 par value per share	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid		Equity	Preferred Shares, par value $0.00001 per share	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid		Other	Warrants	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid	1	Other	Units	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid		Other	Unallocated (Universal) Shelf	457(o)			$ 4,623,746.64
Fees to be Paid	2	Unallocated (Universal) Shelf		457(o)			$ 4,623,746.64	0.000087	$ 402.27
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	3	Other	Unallocated (Universal Shelf)	415(a)(6)			$ 195,376,253.36			S-3	333-273347	09/21/2023	$ 21,530.46
			Total Offering Amounts:				$ 200,000,000.00		$ 402.27
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 402.27
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $200,000,000.

[2]	There is being registered hereunder an unspecified number of shares of (a) common shares, (b) preferred shares, (c) warrants to purchase common shares, and (d) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common shares, as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $200,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any share split, share dividend or similar transaction. The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

[3]	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward $195,376,253.36 of unsold securities, or the Unsold Securities, previously registered under its registration statement on Form S-3 filed by the Registrant with the Securities and Exchange Commission on July 20, 2023, as amended on September 12, 2023, and declared effective on September 21, 2023 (File No. 333-273347). $21,530.46 of the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. The registrant is also registering up to $4,623,746.64 of new securities. The filing fee of $638.54 attributable to those newly registered securities was previously paid in connection with the initial filing of this registration statement on September 10, 2026. Accordingly, no additional filing fee is due with this amendment.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-3	333-298867	09/11/2026		$ 402.27
Fee Offset Sources		Pluri Inc.	S-3	333-298867		09/11/2026						$ 6,089.54
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	Nil

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date